UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

March 22, 2014
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-176429 (Commission File Number)	99-0366971 (IRS Employer Identification Number)

2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
 (Registrant’s telephone number)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2014, KonaRed Corporation (the “Company” or "KonaRed") entered into two agreements with Splash Beverages Group, Inc. ("SBG") to expand distribution of the Company's beverage products throughout the United States.

Key terms of the first agreement, titled the "Confidential Distribution Agreement" (attached herein as Exhibit 10.1), are as follows:

●	KonaRed grants to SBG an exclusive right to distribute KonaRed’s consumer beverage products within the Territory (which is defined as the United States and its territories);

●
SBG will market all KonaRed’s beverages (the "Products"), including but not limited to KonaRed® Hawaiian Superfruit Original 10.5oz, KonaRed® Hawaiian Superfruit with Organic Green Tea 10.5oz, and KonaRed® Hawaiian Superfruit with Coconut Water 10.5oz. The parties may agree to later add additional products produced by KonaRed by mutual written consent of the parties;

●	The Confidential Distribution Agreement has a term of five (5) years;

●
SBG agrees that it will not directly or indirectly distribute or sell Products outside of the Territory, including to any party SBG has reasonable basis to believe will distribute or sell Products outside of the Territory. KonaRed agrees that it will not directly or indirectly distribute or sell Products inside the Territory, including to any party KonaRed has reasonable basis to believe will distribute or sell the Products inside the Territory. KonaRed shall transfer all sales and distribution accounts to Splash (e.g. Walmart, Vitamin Shoppe) within six (6) months. In addition, any sales by KonaRed within the Territory will count towards the sales goals set forth herein as if SBG had made those sales itself;

●
All Products will be sold to SBG at KonaRed’s most preferred standard wholesale prices as currently fixed by KonaRed for wholesale trade, and as may be adjusted by KonaRed from time to time at the sole discretion of KonaRed; and

●	SBG shall be eligible to earn vested equity in the form of restricted common shares of the Company upon successfully meeting certain Sales Performance Goals.

Key terms of the second agreement, titled the "Sales and Marketing Services Agreement" (attached herein as Exhibit 10.2), are as follows:

●
Separate and apart from any information or advice which SBG may provide to KonaRed as contemplated within the scope of the Confidential Distribution Agreement, SBG will provide KonaRed with information and advice so as to determine strategies and methods to increase KonaRed's sales within the Territory;

●	The Sales and Marketing Services Agreement has a term of five (5) years;

●	SBG shall provide KonaRed with the following marketing services:

	i.	Study KonaRed’s products, packaging, sales and promotional materials and periodically report to KonaRed any recommendations which SBG believes may increase KonaRed's sales;

	ii.	Analyze KonaRed’s present and potential markets in the Territory;

	iii.	Assist with or create, prepare, and submit to KonaRed for approval, advertising ideas and programs;

	iv.	Prepare and submit to KonaRed for approval, estimates of costs of recommended advertising programs; and

	v.	Assist KonaRed in writing, designing, illustrating and/or otherwise preparing KonaRed’s advertisements, including labels, print media, point of purchase.

●	SBG shall provide KonaRed with the following sales services:

	i.	SBG to develop and manage a Direct Store Distribution ('DSD') network of 3rd party distributors and Broad-line Warehouse Distributors (the 'Distributor Network') and is responsible for all channels of trade including but not limited to all Independent Accounts, Convenience & Gas Accounts, Regional & National Chain C-Stores, Regional & National Grocery Chains, Mass Merchandisers and Club Stores within the Territory;

	ii.	Service and Manage Distributor Network;

	iii.	Maintain Distributor Network via Field Sales Force with sufficient coverage per DSD / Market;

	iv.	Sell to and Expand Retail Accounts serviceable by Distributor Network;

	v.	Expand retail presence in Independent Accounts, Convenience & Gas Accounts, Regional & National Chain C-Stores, Regional & National Grocery Chains, Mass Merchandisers and Club Stores. F. Develop and Manage Sales Promotions with Distributor Network;

	vi.	Develop and Manage Sales Promotions with Retail Accounts;

	vii.	Manage Street Team and Any In Field and Trade Marketing;

	viii.	Manage all Charge Backs, Bill Backs, In Store Promos, BOGOS;

	ix.	Train all Sales People with Brand Message; and

	x.	Manage and Maintain all Product Flow from SBG to DSD to Retail.

●	KonaRed agrees to pay a monthly consulting fee to SBG for the aforesaid Sales and Marketing consulting services equal to a percentage of invoiced sales for Products purchased by SBG from KonaRed at KonaRed’s stated wholesale price on an invoice-by-invoice basis; and

●	SBG commits to minimum marketing expenditures for payment of third parties’ costs to market KonaRed's Products in the Territory.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 - Splash Beverages Group Confidential Distribution Agreement
Exhibit 10.2 - Splash Beverages Sales and Marketing Agreement
Exhibit 99.1 - Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts__
Shaun Roberts
President and CEO

Dated: April 28, 2014